Exhibit 99.1

Harbor Custom Development, Inc. Announces Acceptance of Bitcoin and 12

Other Digital Currencies for its Real Estate

Harbor Opens up Residential Sales to $1 + Trillion Digital Currency Marketplace

Gig Harbor, Washington , Dec. 17, 2021 (GLOBE NEWSWIRE) — Harbor Custom Development, Inc. (Nasdaq: HCDI, HCDIP, HCDIW, HCDIZ) (“Harbor,” “Harbor Custom Homes®,” or the “Company”), an innovative and market leading real estate company involved in all aspects of the land development cycle, today announced it anticipates accepting Bitcoin and twelve other digital currencies as payment for its listed land, developed lots, residential homes, condominiums, and apartments in the Company’s operating markets in Washington, California, Texas, and Florida beginning January 24, 2022.

In addition to Bitcoin, the Company will also accept: Ethereum, USD Coin, XRP, Dogecoin, SHIBA INU, Binance USD, Wrapped Bitcoin, Litecoin, Dai, Bitcoin Cash, Pax Dollar & Gemini Dollar. Prior to the January 24, 2022 launch date Harbor may add or subtract certain digital currencies from the aforementioned approved list based on market conditions. All real estate transactions will be settled in U.S. dollars.

“Acceptance of digital currencies for our real estate offerings is a logical step for Harbor and demonstrates our flexible business model that separates us from our industry peers,” says Harbor Chief Operating Officer Jeff Habersetzer. “By accepting digital currencies, Harbor not only opens the door to entities with combined market caps exceeding $1 trillion of purchasing power, but places Harbor in a first mover position of adoption. We anticipate taking additional steps to further our presence and adoption of Web 3.0. Our clear objective is to drive shareholder value while acting as the thought leader within our industry group.” Stated Sterling Griffin, President and CEO of Harbor Custom Development, Inc.

About Harbor Custom Development, Inc.

Harbor Custom Development, Inc. is a real estate development company involved in all aspects of the land development cycle including land acquisition, entitlements, construction of project infrastructure, home building, marketing, sales, and management of various residential projects in Western Washington’s Puget Sound region; Sacramento, California; Austin, Texas and Punta Gorda, Florida. Harbor has active or recently sold-out residential communities in Gig Harbor, Bremerton, Silverdale, Bainbridge Island, Belfair, Allyn, Port Orchard, Lacey, Burien, Yelm and Blaine in the state of Washington. In addition, Harbor has acquired land and will begin constructing homes in three new markets. In the Sacramento metro market, Harbor will be constructing homes in completed subdivisions in both Rocklin and Auburn, California. In the Austin metro market, Harbor has acquired developed lot inventory in Dripping Springs, Driftwood, and Horseshoe Bay, Texas. The Company recently acquired property in Punta Gorda, Florida, and plans to begin construction of oceanfront condominiums there in 2022. Harbor Custom Development’s business strategy is to acquire and develop land strategically, based on an understanding of population growth patterns, entitlement restrictions, infrastructure development, and geo-economic forces. Harbor focuses on real estate within target markets with convenient access to metropolitan areas that are generally characterized by diverse economic and employment bases and increasing populations. For more information on Harbor Custom Development, Inc., please visit www.harborcustomdev.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations

Hanover International

IR@harborcustomdev.com

866-744-0974